Response to Item 77D- Policies with respect to security investment

Eaton Vance AMT-Free Limited Maturity Municipal
Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Massachusetts Limited Maturity Municipal
Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Pennsylvania Limited Maturity Municipal
Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.